Exhibit 10.4

STOCK OPTION AGREEMENT FOR AWARDS GRANTED IN 2017

STOCK OPTION AGREEMENT (the “Agreement”), dated as of the Grant Date set forth in the Notice of Grant (as defined below), between Domtar Corporation, a Delaware corporation (the “Company”), and the Participant whose name appears in the Notice of Grant (the “Participant”), pursuant to the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”).  Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.Confirmation of Grant, Option Price.

(a)Confirmation of Grant.  The Company hereby evidences and confirms the grant to the Participant of options to purchase the number of shares of Stock (the “Options”) set forth in the Domtar Corporation 2007 Omnibus Incentive Plan Stock Option Grant Notice delivered by the Company to the Participant (the “Notice of Grant”).  The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms and conditions of the Plan, which is incorporated by reference herein.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.  The Options shall be considered a Service Award under the Plan.

(b)Exercise Price.  The Options shall have the Exercise Price set forth in the Notice of Grant.

2.Vesting, Exercisability and Exercise.

(a)Vesting.  Except as otherwise provided in Section 3, the Options shall vest and become exercisable in three equal installments on the vesting dates set forth in the Notice of Grant, subject to the continuous employment of the Participant with the Company until the applicable vesting date.

(b)Exercise; Condition to Exercise.  Once vested and exercisable in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  The Participant may exercise all or a portion of the Options by giving notice to the Company or a brokerage firm designated or approved by the Company, in form and substance satisfactory to the Company, which will state the Participant’s election to exercise the Options and the number of shares of Stock for which the Participant is exercising Options.  The notice must be accompanied by full payment of the exercise price for the number of shares of Stock the Participant is purchasing.  The Participant may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) by tendering (either actually or by attestation) shares of Common Stock the Participant has owned for at least six months (if such holding period is necessary to avoid a charge to the Company’s earnings); (d) to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required in accordance with procedures established by the Company; or (e) by any other method permitted by the Committee.

(c)Cashless Exercise.  In lieu of tendering the exercise price to the Company in accordance with Section 2(b), the Participant may elect to perform a “Cashless Exercise” of the Options, in whole or in part, by surrendering the Options to the Company, marked “Cashless Exercise” and designating the number of shares of Common Stock desired by the Participant out of the total for which Options are exercisable.  The Participant shall thereupon be entitled to receive the number of shares of Stock having a Fair Market Value equal to the excess of (i) the then Fair Market Value per share of Stock multiplied by the number of the shares of Stock into which the Options designated by the Participant would have been exercisable pursuant to Section 2(b) upon payment of the exercise price by the Participant over (ii) the exercise price the Participant would have been required to pay under Section 2(b) in respect of such an exercise.

3.Termination of Options

(a)Normal Expiration Date.  Unless earlier terminated pursuant to Section 3(b) or Section 3(c), the Options shall terminate on the seventh anniversary of the Grant Date (the “Normal Expiration Date”), if not exercised prior to such date.

(b)Termination of Employment.

(i)  Death or Disability.  If the Participant’s employment with the Company terminates due to death or Disability, all of the Participant’s Options shall vest and become exercisable and shall remain outstanding until the first anniversary of the date of termination or the Normal Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.

(ii)  Retirement.  If the Participant’s employment with the Company terminates due to Retirement, the Participant’s Options shall vest and become exercisable to the extent of the number Options multiplied by a fraction, the numerator of which is the number of days elapsed from the Grant Date through the date of the Participant’s Retirement and the denominator of which is the number of days from the Grant Date to the date the Options would have vested had the Participant’s employment continued through the original vesting dates, and any remaining Options shall be forfeited and canceled as of the date of Retirement.  All vested Options shall remain outstanding until the fifth anniversary of the date of termination or the Normal Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.

(iii)  Termination for Cause.  If a Participant’s employment terminates for Cause, all Options, whether vested or unvested, exercisable or unexercisable, shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(iv)  Voluntary Termination by the Participant.  If a Participant terminates his or her employment with the Company for any reason other than death, Disability or Retirement, all of the Participant’s Options, whether vested or unvested, exercisable or unexercisable, shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(v)  Involuntary Termination for any Other Reason.  Except as otherwise provided in Section 3(b)(iv)  if a Participant’s employment is terminated by the Company for any reason other than death, Disability, Retirement or Cause, all vested Options shall remain outstanding until the 90th day after the date of Termination of Service or the Normal Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.

(c)Change in Control.  In the event of a change in control, the Options shall vest or continue as set forth in the Plan.

4.Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon exercise of the Options unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

5.Participant’s Rights with Respect to the Options.

(a)Restrictions on Transferability.  The Options granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

(b)No Rights as Stockholder.  The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock underlying the Options unless and until shares of Stock are issued to the Participant upon exercise thereof.

6.Adjustments.  The number, class and Exercise Price of the shares of Stock covered by the Options shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as the Board determines in its sole discretion.

7.Miscellaneous.

(a)Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.

(c)Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d)Tax Withholding.  The Company and its Subsidiaries shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Options as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.  The Company may require the recipient of the shares of Stock to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of such shares.  The Committee may, in its discretion, require the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or the Participant sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld.

(e)Forfeiture for Financial Reporting Misconduct.  If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Options granted or vested during the 12-month period following the filing of the financial document embodying such financial reporting requirement, (ii) all gains earned or accrued due to the exercise of the Options or sale of any Stock during the 12-month period following the filing of the financial document embodying such financial reporting requirement and (iii) if the Options vested based on the materially non- complying financial reporting, the Options.  The Company may also cancel or reduce, or require the Participant to forfeit and disgorge to the Company or reimburse the Company for, any Options granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of the Options or sale of any Stock acquired upon the exercise of the Options, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).

(f)Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Options evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Options is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

(h)Employee Data Privacy.  By entering into this Agreement and accepting the Options evidenced hereby, the Participant: (a) authorizes the Company, the Participant’s employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.

(i)Consent to Electronic Delivery.  By entering into this Agreement and accepting the Options evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.

(j)Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.

(k)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.